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                   FORM 10-K DECEMBER 31, 1998

                                                    COMMISSION FILE NO. 1-8491


                                                                    EXHIBIT 21


               HECLA MINING COMPANY AND SUBSIDIARIES

                     SUBSIDIARIES OF REGISTRANT

                         December 31, 1998




                                    State or Country        Percentage of
                                       in Which           Voting Securities
                                       Organized                Owned
                                    ----------------      -----------------

Equinox Resources, Inc.               Nevada                100      (A)
Kentucky-Tennessee Clay Company       Delaware              100      (A)
K-T Clay de Mexico, S.A. de C.V.      Mexico                100      (A)
K-T Feldspar Corporation              North Carolina        100      (A)
Minera Hecla, S.A. de C.V.            Mexico                100      (A)
MWCA, Inc.                            Idaho                 100      (A)



(A)  Included in the consolidated financial statements filed herewith.